UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province The People’s Republic of China (Address of principal executive offices)		(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2007, our wholly-owned subsidiary, Henan Zhongpin Food Share Co., Ltd. (“Henan Zhongpin”), entered into an asset acquisition agreement (the “Asset Acquisition Agreement”) with Deyang East China Food Company Limited, a meat packing company located in Deyang City, Cangshan County, Sichuan Province in the People’s Republic of China (“Deyang”), for the purchase of all of its real estate and related assets. The description of the Asset Acquisition Agreement and its related terms are contained in Item 2.01 below and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 29, 2007, our wholly-owned subsidiary, Henan Zhongpin, entered into the Asset Acquisition Agreement with Deyang for the purchase of all of the real estate and assets held by Deyang, including its chilled and frozen meat processing plant (the “Meat Packing Plant”) and its related facilities and equipment. The Asset Acquisition Agreement contained the following principal terms:

•	The purchase price for the sale, transfer and assignment of the Meat Packing Plant and related facilities and equipment was RMB 49,950,000 (approximately U.S. $6,555,806).

•	Title to Deyang’s real estate and related facilities, including its manufacturing equipment, office supplies and other equipment, was transferred to Henan Zhongpin on June 29, 2007.

An English language translation of the Asset Acquisition Agreement, along with the accompanying Asset List, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The acquisition of the Meat Packing Plant expands our presence in Sichuan Province, the largest hog producing province in China, and increases our processing capacity of chilled and frozen pork by 45,000 metric tons per year. Approximately 50% of the plant’s production capacity will be dedicated to the production of chilled pork and 50% of the plant’s production capacity will be dedicated to frozen pork. Prior to the acquisition, Deyang served as one of our OEM partners, so the Meat Packing Plant is already in line with our high standards for processing premium pork products.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2007, our board of directors voted to increase the size of the board from three to four directors and appointed Mr. Baoke Ben, our Executive Vice President, to fill the vacancy. Mr. Ben’s biographical information is set forth below.

Baoke Ben.
Since January 2006, Mr. Ben has served as our Executive Vice President. From July 2002 until January 2006, Mr. Ben served as an Executive Vice President of Henan Zhongpin. From October 1999 to July 2002, Mr. Ben served as Director of Technology at Henan Zhongpin. Prior to joining Henan Zhongpin, Mr. Ben was a researcher at the Agriculture Research Center.

Item 8.01	Other Events.

At our Annual Meeting of Stockholders held on June 15, 2007, holders of our common stock and Series A convertible preferred stock elected Raymond Leal, Yunchun Wang and Xianfu Zhu as directors of our company to serve on our board of directors for the next year and until their successors are elected.

Stockholders also approved and adopted our Amended and Restated 2006 Equity Incentive Plan and ratified the appointment of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2007.

The following are the final results of the votes cast:

(1) Election of Directors:

	For	Withheld
Raymond Leal	15,732,629	200
Yunchun Wang	15,732,629	200
Xianfu Zhu	15,732,629	200

(2) Approval and adoption of our Amended and Restated 2006 Equity Incentive Plan

For: 15,129,929    Against: 1,600    Abstain: 1,100    Broker Non-Vote: 600,200

(3)	Ratification of the appointment of Child, Van Wagoner & Bradshaw, PLLC, independent public accounts, as our independent auditors for the fiscal year ending December 31, 2007.

For: 15,731,829    Against: 0    Abstain: 1,000

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SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Asset Acquisition Agreement, dated as of June 29, 2007, between Henan Zhongpin Food Share Co., Ltd. and Deyang East China Food Company Limited. (Translated from Mandarin).

99.1	Press Release of Zhongpin Inc., dated as of July 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

By: /s/ Xianfu Zhu
Name: Xianfu Zhu Title: Chief Executive Officer
Dated: July 3, 2007

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Exhibit Index

Exhibit No.	Description

10.1	Asset Acquisition Agreement, dated as of June 29, 2007, between Henan Zhongpin Food Share Co., Ltd. and Deyang East China Food Company Limited. (Translated from Mandarin).

99.1	Press Release of Zhongpin Inc., dated as of July 2, 2006.